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SECTION: 3.0                           POLICY NUMBER 3.15.1          PAGE 1 OF 2
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TITLE:   INVESTMENT HOME COMPENSATION  DATE ISSUED:  AUGUST 1, 1989
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REVISED: SEPTEMBER 1, 1995             SUPERSEDES:   AUGUST 1, 1993
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              POLICY:

              M/I Schottenstein Homes, Inc. has established, as an additional compensation benefit to certain upper management staff, a program whereby individuals are allowed to have the Company construct an investment home on his/her behalf.

              PROCEDURES:

              The following statements represent the terms and conditions required to be followed, unless a specific deviation is made by the President.

              I. The request to build an investment home must be SUBMITTED to and approved by the Regional Manager and the President, IN WRITING, prior to the purchase of the lot and commencement of any construction.

                     The timing of the investment home construction is subject to the workload of the respective division. Approval of start is at the sole discretion of the Regional Manager.

              II. The investment home must be constructed within a city and subdivision in which an M/I Homes division is currently located. Attached product is not allowed under this Plan due to the difficulty in the separation of invoices. Only one investment home may be constructed in each subdivision of the Company. If more than one eligible person desires to build an investment home in the same subdivision, requests will be considered on a first received basis. There are NO other geographic constraints for eligible employees that restrict the building of a home in an area where the individual is not located. Where practical, investment homes should not be reserved or constructed on a premium lot. Additionally, an investment home should not be constructed during the initial 180-day sale and marketing of a particular subdivision.

             III. The investment home must be a plan being offered currently by the M/I division building the home. The lot must be purchased by the employee from the developer or from M/I prior to commencement of construction.

             IV. The employee may not sell the investment home for a period of 18 months (from completion of construction) in order to eliminate any conflict of interest associated with the eligible employee competing in the market place with the Company. Homes must be marketed by a real estate agent or personally, not by Company Sales personnel. No "For Rent" signs may be placed on the investment property at any time.

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SECTION: 3.0                             POLICY NUMBER: 3.15.1       PAGE 2 OF 2
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TITLE:   INVESTMENT HOME COMPENSATION    DATE ISSUED:   AUGUST 1, 1989
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REVISED: SEPTEMBER 1, 1995               SUPERSEDES:    AUGUST 1, 1993.
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           V.       The timely payment and financing of all direct construction costs including, but not limited to land, permitting and subcontractor expenses, as well as liability, fire and builders' risk insurance are the responsibility of the eligible employee. This responsibility should be communicated to the subcontractors. Invoices should be forwarded to Company accounts payable personnel for lien release processing. However, any checks must be written by the employee and returned to accounts payable personnel for distribution. NO INVOICES should be paid for by the Company on behalf of the employee.

           VI. The eligible employee must remit to the Company the sum of 7% of the final construction costs of the home (excludes land) in consideration of the construction services provided by the Company. This payment eliminates any reporting of taxable income to the employee as it is considered to be the fair market value of such service. Payment is due and payable to the Company no later than three (3) months after completion of the home. Payment should be forwarded to the Director of Human Resources with an attached itemized list of the construction costs.

           VII. Warranty will be provided by the Company which includes all pre-settlements and warranty inspections.

           VIII. Only individuals employed in a Senior Vice President, Vice President, Assistant Division Manager, Director of Human Resources, Director of Information Systems or Corporate Controller capacity are permitted to participate in the Plan. Schottenstein family members are not allowed to participate in this program. Eligible individuals are permitted to build one investment home per year. The number of investment homes is on an annual calendar year basis and is non-cumulative from year to year, as well as subject to change with annual Board review.

           IX. All deeds are to be submitted to and signed by either the President, Executive Vice President or Chief Financial Officer. Individuals eligible for investment homes are not to sign the respective deeds.

           X. The management of the property, once constructed, is the sole responsibility of the eligible employee.

           XI. Applicable BONUS PAYMENTS will be payable by the Company from the construction fee provided the terms of the respective bonus plans are met.

             (See appendix for related form)